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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 on Form S-8 to Registration Statement No. 333-00439 of IMC Global Inc. on Form S-4 of our report dated May 12, 1995, included in The Vigoro Corporation's Transition Report on Form 10-K for the Transition Period from July 1, 1994 through December 31, 1994 and to all references to our firm included in this registration statement.


                                          ARTHUR ANDERSEN LLP


Chicago, Illinois
February 27, 1996